EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE	CONTACTS:
February 4, 2008
News Media
Eric Grant (202) 624-6091

Financial Community
Melissa E. Adams (202) 624-6410
WGL Holdings, Inc. Reports Increased First Quarter Fiscal Year 2008 Earnings
and Raises Earnings Guidance
•	Consolidated GAAP earnings up — $0.95 per share vs. $0.92 per share for the comparative quarter.

•	Consolidated non-GAAP operating earnings up — $0.96 per share vs. $0.90 per share for the comparative quarter reflecting improvements in regulated and non-regulated businesses

•	New utility rates effective in Maryland and the District of Columbia

•	Increased fiscal year 2008 non-GAAP operating earnings guidance range — $2.35 to $2.45 per share
Consolidated Results
WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported net income determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) for the quarter ended December 31, 2007 of $47.2 million, or $0.95 per share, an increase of $2.1 million, or $0.03 per share, over net income of $45.1 million, or $0.92 per share, reported for the first quarter of fiscal year 2007.
“These excellent results for the first fiscal quarter underscore our progress in achieving a number of strategic objectives and reinforce our outlook for an excellent year,” said James H. DeGraffenreidt, Jr., chairman and chief executive officer of WGL Holdings. “Successful regulatory outcomes, the expansion of our asset management program, continued customer growth and improved unregulated results will continue to drive fiscal year 2008 earnings growth.”

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Financial performance is evaluated based on non-GAAP operating earnings (loss) per share. Non-GAAP operating earnings (loss) per share excludes the effects of: (i) warmer-than-normal/colder-than-normal weather for our regulated utility segment; (ii) certain unusual transactions and (iii) unrealized mark-to-market gains (losses) on energy-related derivatives. Refer to “Use of Non-GAAP Operating Earnings (Loss) Per Share” and supporting reconciliations attached to this news release for a detailed discussion of management’s use of this non-GAAP financial measure, as well as reconciliations of earnings per share determined in accordance with GAAP to non-GAAP operating earnings (loss) per share for both our consolidated and segment results.
For the first quarter of fiscal year 2008, our non-GAAP operating earnings were $0.96 per share, an increase of $0.06 per share over non-GAAP operating earnings of $0.90 per share for the same quarter of the prior fiscal year.
First Quarter Results by Business Segment
Regulated Utility Segment
Our regulated utility segment reported net income determined in accordance with GAAP of $44.2 million, or $0.89 per share, for the first quarter fiscal year 2008, an increase of $1.2 million, or $0.01 per share over net income of $43.0 million, or $0.88 per share for the same quarter of the preceding fiscal year. For the first quarter of fiscal year 2008, non-GAAP operating earnings for the regulated utility segment were $0.88 per share, an increase of $0.05 per share, over non-GAAP operating earnings of $0.83 for the same period of the prior fiscal year. The increase in non-GAAP operating earnings is primarily due to: (i) the implementation of new rates in Virginia on February 13, 2007, in Maryland on November 27, 2007 and in the District of Columbia on December 31, 2007; (ii) an increase in realized margins from our asset management program; (iii) an increase in customer usage primarily due to a shift in weather patterns and (iv) the addition of over 12,300 active customer meters since December 31, 2006. Partially offsetting the increase in non-GAAP operating earnings were: (i) higher uncollectible accounts expense primarily due to an adjustment to the accumulated reserve made in the prior period to reflect better collections; (ii) transition related expenses for our business process outsourcing program and (iii) higher property taxes in Virginia.
Retail Energy-Marketing Segment
The retail energy-marketing segment reported net income determined in accordance with GAAP of $3.3 million, or $0.07 per share, for the quarter ended December 31, 2007, an increase of $605,000, or $0.02 per share, over net income of $2.7 million, or $0.05 per share, reported for the same quarter of fiscal year 2007. Non-GAAP operating earnings for the retail energy-marketing segment were $0.09 per share for the first quarter ended December 31, 2007, a $0.01 per share improvement over $0.08

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per share for the same quarter of prior fiscal year. The year-over-year improvement in non-GAAP operating earnings reflects higher margins per therm sold for natural gas and lower interest expense. Partially offsetting these improvements were higher operating expenses.
Earnings Outlook
We are raising our GAAP earnings estimate for the full fiscal year 2008 to a range of $2.30 to $2.40 per share. This estimate includes projected full fiscal year 2008 earnings from our regulated utility segment in a range of $1.99 per share to $2.05 per share and projected full fiscal year 2008 earnings from our unregulated business segments in a range of $0.31 per share to $0.35 per share.
We are also raising our consolidated earnings estimate for the full fiscal year 2008 based on non-GAAP operating earnings to a range of $2.35 per share to $2.45 per share. This estimate includes projected full fiscal year 2008 non-GAAP operating earnings from our regulated utility segment in a range of $1.97 per share to $2.03 per share, and projected full fiscal year 2008 non-GAAP operating earnings from our unregulated business segments in a range of $0.38 per share to $0.42 per share. Refer to the “Reconciliation of GAAP Earnings Guidance to Non-GAAP Earnings Guidance” attached to this press release for a reconciliation of our GAAP earnings estimate to our estimate based on non-GAAP operating earnings per share.
We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our Webcast that will be posted to the WGL Holdings Web site, www.wglholdings.com.
Other Information
We will hold a conference call at 10:30 a.m. Eastern time on February 5, 2008, to discuss our first quarter financial results. The live conference call will be available to the public via a link located on the WGL Holdings Web site, www.wglholdings.com. To hear the live Webcast, click on the “Webcast” link located on the home page of the referenced site. The Webcast and related slides will be archived on the WGL Holdings Web site through March 4, 2008.
Headquartered in Washington, D.C., WGL Holdings has three operating segments: (i) the regulated utility segment which primarily consists of Washington Gas, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region; (ii) the retail-energy marketing segment which consists of Washington Gas Energy Services, Inc., a third-party

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marketer that competitively sells natural gas and electricity and (iii) the heating, ventilating and air conditioning (HVAC) segment, which consists of Washington Gas Energy Systems, Inc., a provider of design-build energy efficiency solutions to government and commercial clients. Additional information about WGL Holdings is available on our Web site.
Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.
Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of earnings per share determined in accordance with GAAP to non-GAAP operating earnings (loss) per share for both our consolidated and segment results as well as reconciliations of our GAAP earnings guidance to our non-GAAP earnings guidance.
Forward-Looking Statements
This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission.

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WGL Holdings, Inc.
Consolidated Statements of Income
Three Months Ended December 31, 2007 and 2006
(Unaudited)

	Three Months Ended
	December 31,
(In thousands, except per share data)	2007	2006

OPERATING REVENUES
Utility	$461,950	$431,021
Non-utility	289,676	301,941

Total Operating Revenues	751,626	732,962

OPERATING EXPENSES
Utility cost of gas	265,801	248,676
Non-utility cost of energy-related sales	275,543	289,843
Operation and maintenance	68,849	62,605
Depreciation and amortization	24,255	18,640
General taxes and other assessments	27,243	25,446

Total Operating Expenses	661,691	645,210

OPERATING INCOME	89,935	87,752
Other Income (Expenses)—Net	588	(172)
Interest Expense
Interest on long-term debt	9,980	10,008
Other — net	2,757	3,204

Total Interest Expense	12,737	13,212
Dividends on Washington Gas preferred stock	330	330

INCOME BEFORE INCOME TAXES	77,456	74,038
INCOME TAX EXPENSE	30,259	28,940

NET INCOME APPLICABLE TO COMMON STOCK	$47,197	$45,098

AVERAGE COMMON SHARES OUTSTANDING
Basic	49,416	48,985
Diluted	49,645	49,130

EARNINGS PER AVERAGE COMMON SHARE
Basic	$0.96	$0.92
Diluted	$0.95	$0.92

Net Income (Loss) Applicable To Common Stock—By Segment ($000):

Regulated utility	$44,202	$42,995

Non-utility operations:
Retail energy-marketing	3,281	2,676
Commercial HVAC	273	97

Total major non-utility	3,554	2,773
Other, principally non-utility activities	(559)	(670)

Total non-utility	2,995	2,103

NET INCOME APPLICABLE TO COMMON STOCK	$47,197	$45,098

WGL Holdings, Inc.
Consolidated Balance Sheets
December 31, 2007
(Unaudited)

	December 31,	September 30,
(In thousands)	2007	2007

ASSETS
Property, Plant and Equipment
At original cost	$3,095,963	$3,072,935
Accumulated depreciation and amortization	(934,351)	(922,494)

Net property, plant and equipment	2,161,612	2,150,441

Current Assets
Cash and cash equivalents	18,967	4,870
Accounts receivable, net	531,090	192,021
Storage gas—at cost (first-in, first-out)	253,453	294,889
Other	93,825	81,945

Total current assets	897,335	573,725

Deferred Charges and Other Assets	399,941	322,195

Total Assets	$3,458,888	$3,046,361

CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,013,255	$980,767
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	593,513	616,419

Total capitalization	1,634,941	1,625,359

Current Liabilities
Notes payable and current maturities of long-term debt	347,451	205,341
Accounts payable and other accrued liabilities	331,359	216,861
Other	237,569	134,854

Total current liabilities	916,379	557,056

Deferred Credits	907,568	863,946

Total Capitalization and Liabilities	$3,458,888	$3,046,361

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
For Periods Ended December 31, 2007 and 2006
(Unaudited)
FINANCIAL STATISTICS

	Twelve Months Ended
	December 31,
	2007	2006

Closing Market Price—end of period	$32.76	$32.58
52-Week Market Price Range	$35.91-$29.79	$33.55-$27.04
Price Earnings Ratio	14.7	18.0
Annualized Dividends Per Share	$1.37	$1.35
Dividend Yield	4.2%	4.1%
Return on Average Common Equity	11.2%	9.4%
Total Interest Coverage (times) (1)	4.6	4.1
Book Value Per Share—end of period	$20.49	$19.52
Common Shares Outstanding—end of period (thousands)	49,449	49,129

(1) Calculated using income from continuing operations.
UTILITY GAS STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands)	2007	2006	2007	2006

Operating Revenues
Gas Sold and Delivered
Residential - Firm	$304,400	$281,486	$1,010,323	$932,277
Commercial and Industrial - Firm	87,669	80,220	286,398	284,839
Commercial and Industrial - Interruptible	2,298	2,248	6,668	8,108
Electric Generation	267	275	1,100	1,099

	394,634	364,229	1,304,489	1,226,323

Gas Delivered for Others
Firm	40,395	44,065	136,005	138,147
Interruptible	12,839	13,290	49,073	44,624
Electric Generation	90	57	326	253

	53,324	57,412	185,404	183,024

	447,958	421,641	1,489,893	1,409,347
Other	13,992	9,380	38,310	42,847

Total	$461,950	$431,021	$1,528,203	$1,452,194

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(In thousands of therms)	2007		2006		2007		2006

Gas Sales and Deliveries
Gas Sold and Delivered Residential - Firm	198,982		182,784		664,899		559,548
Commercial and Industrial - Firm	62,633		57,729		208,866		194,172
Commercial and Industrial - Interruptible	1,847		1,868		5,254		6,377

	263,462		242,381		879,019		760,097

Gas Delivered for Others
Firm	134,108		124,093		443,435		392,642
Interruptible	74,341		76,793		264,853		255,002
Electric Generation	20,269		10,111		122,108		102,506

	228,718		210,997		830,396		750,150

Total	492,180		453,378		1,709,415		1,510,247

WASHINGTON GAS ENERGY SERVICES

Natural Gas Sales
Therm Sales (thousands of therms)	196,474		204,612		717,327		677,831

Number of Customers (end of period)	140,700		142,000		140,700		142,000

Electricity Sales
Electricity Sales (thousands of kWhs)	899,469		899,729		3,943,584		2,819,765

Number of Accounts (end of period)	67,100		66,700		67,100		66,700

UTILITY GAS PURCHASED EXPENSE
(excluding off system)	98.83	¢	104.09	¢	100.07	¢	114.18	¢

HEATING DEGREE DAYS

Actual	1,241		1,308		3,888		3,519
Normal	1,356		1,364		3,807		3,809
Percent Colder (Warmer) than Normal	(8.5)%		(4.1)%		2.1%		(7.6)%

Number of Active Customer Meters (end of period)	1,057,882		1,045,572		1,057,882		1,045,572

WGL Holdings, Inc. (Regulated Utility Segment)
Three Months Ended December 31, 2007 and 2006
(Unaudited)
Statements of Income

	Three Months Ended
	December 31,
(In thousands)	2007	2006

Operating Revenues	$464,428	$433,350

Operating Expenses:
Cost of gas	268,279	251,005
Operation	50,867	46,588
Maintenance	10,510	9,465
Depreciation and amortization	24,046	18,551
General taxes and other assessments:
Revenue taxes	15,453	15,277
Other	10,882	9,275

Total operating expenses	380,037	350,161

Operating income	84,391	83,189
Other income (expenses) — net	536	(131)
Interest expense	12,151	11,974
Dividends on Washington Gas preferred stock	330	330
Income tax expense	28,244	27,759

Net income	$44,202	$42,995

Utility Net Revenues ($000) (1)

Operating revenues	$464,428	$433,350
Less: Cost of gas	268,279	251,005
Revenue taxes	15,453	15,277

Utility net revenues	$180,696	$167,068

(1)	We analyze the operating results of our regulated utility segment based on utility net revenues. Washington Gas Light Company includes the cost of the natural gas commodity and revenue taxes (comprised of gross receipt taxes, PSC fees, franchise fees and energy taxes) in its rates charged to customers as reflected in operating revenues. Accordingly, changes in the cost of gas and revenue taxes associated with sales made to customers have no direct effect on the net revenues or net income of the regulated utility segment.

WGL HOLDINGS, INC.
USE OF NON-GAAP OPERATING EARNINGS (LOSS) PER SHARE
(Unaudited)
The attached reconciliations are provided to clearly identify adjustments made to diluted earnings (loss) per average common share calculated in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to derive non-GAAP operating earnings (loss) per share. Management believes non-GAAP operating earnings (loss) per share provides a more meaningful representation of our earnings from ongoing operations by excluding the effects of: (i) warmer-than-normal/colder-than-normal weather; (ii) certain unusual transactions and (iii) unrealized mark-to-market gains and losses from energy-related derivatives. This presentation facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends. Additionally, we use this non-GAAP measure to report to the board of directors, evaluate management’s performance and for incentive compensation purposes.
We exclude from non-GAAP operating earnings (loss) per share the effects of warmer-than-normal/colder-than-normal weather to “normalize” weather. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather. Additionally, we exclude unrealized mark-to-market adjustments for our energy-related derivatives to provide a more transparent and accurate view of the ongoing financial results of our operations. When these derivatives settle, the economic impact is reflected in our non-GAAP operating results, as we are only removing the interim unrealized mark-to-market amounts which are ultimately reversed when the derivatives are settled. These non-GAAP adjustments also assist both management and investors in analyzing period-to-period comparisons.
There are limits in using non-GAAP operating earnings (loss) per share to analyze our results, as it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using non-GAAP operating earnings (loss) per share to analyze our earnings may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to diluted earnings (loss) per average common share, the most directly comparable GAAP financial measure.

WGL HOLDINGS, INC. (Consolidating by Segment)
RECONCILIATION OF GAAP DILUTED EARNINGS (LOSS) PER AVERAGE COMMON SHARE TO
NON-GAAP OPERATING EARNINGS (LOSS) PER SHARE
(Unaudited)

Quarter Ended December 31, 2007
		Retail Energy-		Other
	Regulated Utility	Marketing	HVAC	Activities	Consolidated

GAAP diluted earnings (loss) per average common share	$0.89	$0.07	$0.01	$(0.02)	$0.95
Adjusted for:
Reversal of costs related to business process outsourcing (a)	(0.02)	—	—	—	(0.02)
Unrealized mark-to-market loss on energy-related derivatives (b)	0.03	0.02	—	—	0.05
Other regulatory adjustments (c)	(0.02)	—	—	—	(0.02)

Non-GAAP operating earnings (loss) per share	$0.88	$0.09	$0.01	$(0.02)	$0.96

Quarter Ended December 31, 2006
		Retail Energy-		Other
	Regulated Utility	Marketing	HVAC	Activities	Consolidated

GAAP diluted earnings (loss) per average common share	$0.88	$0.05	$—	$(0.01)	$0.92
Adjusted for:
Retroactive depreciation expense adjustment (d)	(0.05)	—	—	—	(0.05)
Unrealized mark-to-market loss on energy-related derivatives (b)	—	0.03	—	—	0.03

Non-GAAP operating earnings (loss) per share	$0.83	$0.08	$—	$(0.01)	$0.90

WGL HOLDINGS, INC. (Consolidated by Quarter)
RECONCILIATION OF GAAP DILUTED EARNINGS (LOSS) PER AVERAGE COMMON SHARE TO
NON-GAAP OPERATING EARNINGS (LOSS) PER SHARE
(Unaudited)

Fiscal Year 2008
	Quarterly Period Ended
	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Year-To-Date

GAAP diluted earnings per average common share	$0.95				$0.95
Adjusted for:
Reversal of costs related to business process outsourcing (a)	(0.02)				(0.02)
Unrealized mark-to-market loss on energy-related derivatives (b)	0.05				0.05
Other regulatory adjustments (c)	(0.02)				(0.02)

Non-GAAP operating earnings per share	$0.96				$0.96

Fiscal Year 2007
	Quarterly Period Ended
	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Year-To-Date

GAAP diluted earnings per average common share	$0.92				$0.92
Adjusted for:
Retroactive depreciation expense adjustment (d)	(0.05)				(0.05)
Unrealized mark-to-market loss on energy-related derivatives (b)	0.03				0.03

Non-GAAP operating earnings per share	$0.90				$0.90

Footnotes:

(a)	Represents the reversal of expenses that were incurred in prior fiscal years for initial implementation costs allocable to the District of Columbia associated with our business process outsourcing plan. These costs were recorded to a regulatory asset in the first quarter of fiscal year 2008 upon approval of 10-year amortization accounting by the District of Columbia Public Service Commission in a December 28, 2007 Final Order.

(b)	Represents the change in the unrealized mark-to-market positions of our energy-related derivatives that were recorded to income during the period. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income.

(c)	Represents favorable regulatory adjustments made during the first quarter of fiscal year 2008 applicable to prior fiscal years due to revised treatment for hexane costs in Maryland and certain shared revenues in the District of Columbia.

(d)	Represents an adjustment that reduced depreciation expense applicable to the period from January 1, 2006, through September 30, 2006. This adjustment was recorded in the first quarter of fiscal year 2007 upon approval of new depreciation rates by the staff of the Virginia State Corporation Commission.

WGL HOLDINGS, INC.
RECONCILIATION OF GAAP EARNINGS GUIDANCE TO
NON-GAAP EARNINGS GUIDANCE
FISCAL YEAR ENDING SEPTEMBER 30, 2008

Consolidated
	Low	High

GAAP Earnings Guidance Range	$2.30	$2.40
Adjusted for:
Reversal of costs related to business process outsourcing (a)	(0.02)	(0.02)
Unrealized mark-to-market loss on energy-related derivatives (b)	0.09	0.09
Other regulatory adjustments (c)	(0.02)	(0.02)

Non-GAAP Earnings Guidance Range	$2.35	$2.45

Regulated Utility Segment
	Low	High

GAAP Earnings Guidance Range	$1.99	$2.05
Adjusted for:
Reversal of costs related to business process outsourcing (a)	(0.02)	(0.02)
Unrealized mark-to-market loss on energy-related derivatives (b)	0.02	0.02
Other regulatory adjustments (c)	(0.02)	(0.02)

Non-GAAP Earnings Guidance Range	$1.97	$2.03

Unregulated Business Segments
	Low	High

GAAP Earnings Guidance Range	$0.31	$0.35
Adjusted for:
Unrealized mark-to-market loss on energy-related derivatives (a)	0.07	0.07

Non-GAAP Earnings Guidance Range	$0.38	$0.42

Footnotes:

(a)	Represents the reversal of expenses that were incurred in prior fiscal years for initial implementation costs allocable to the District of Columbia associated with our business process outsourcing plan. These expenses were reversed in the first quarter of fiscal year 2008 due to the approval of 10-year amortization accounting by the District of Columbia Public Service Commission in a December 28, 2007 Final Order.

(b)	Represents the estimated reversal of certain of our existing unrealized mark-to-market positions related to our energy derivatives that will be recorded to income during fiscal year 2008. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income.

(c)	Represents favorable regulatory adjustments made during the first quarter of fiscal year 2008 applicable to prior fiscal years due to revised treatment for hexane costs in Maryland and certain shared revenues in the District of Columbia.